AMENDMENT NO. 1

                This AMENDMENT NO. 1, dated as of December 19, 2003 (this “Amendment”), among ALARIS MEDICAL SYSTEMS, INC., a Delaware corporation (the“Borrower”) and Citicorp North America, Inc. (“CNAI”), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below) amends certain provisions of the CREDIT AGREEMENT, dated as of June 30, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Issuers (each as defined therein) party thereto from time to time, CNAI, as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), UBS SECURITIES LLC, as syndication agent for the Lenders and the Issuers, and BEAR STEARNS CORPORATE LENDING INC. and CIBC WORLD MARKETS CORP., as co-documentation agents for the Lenders and Issuers. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

        W I T N E S S E T H:

                WHEREAS, the Borrower desires to make an Investment in Sistemas Medicos ALARIS, S.A. de C.V., a corporation organized under the laws of Mexico and a Wholly-Owned Subsidiary of the Borrower (“ALARIS Mexico”) by making an intercompany loan denominated in Mexican Pesos to ALARIS Mexico in an aggregate principal amount equal to an amount the Dollar Equivalent of which is equal to not more than $7,000,000 at the time such intercompany loan is made (the “Mexican Investment”), the proceeds of which shall be used by ALARIS Mexico to make capital improvements to its leased real property located at Blvd. Insurgentes #20351, Parque Industrial El Floridio, Seccion Vistas 1, Tijuana, Baja California, CP 22680; and

                WHEREAS, the Borrower desires to make an Investment in one or more Wholly-Owned Subsidiaries that are Foreign Subsidiaries (“Wholly-Owned Foreign Subsidiaries”) in the form of one or more intercompany loans in an aggregate principal amount equal to the Dollar Equivalent of not more than €14,000,000, which intercompany loan may be made to such Wholly-Owned Foreign Subsidiaries in one or more installments, the proceeds of which shall be used by such Wholly-Owned Foreign Subsidiaries as follows (i) an amount equal to the Dollar Equivalent of not more than €11,000,000 (the “Italian Acquisition Investment”) will be used to acquire (or to make an Investment in one or more other Wholly-Owned Foreign Subsidiaries which will use the proceeds of such Investment solely to acquire) (such acquisition, the “Italian Acquisition” and the Wholly-Owned Foreign Subsidiary or Subsidiaries which ultimately makes the Italian Acquisition, the “Italian Buyer”) all of the issued and outstanding capital stock of (or all or substantially all of the assets of) an Italian manufacturer of disposables products (the “Italian Newco”) pursuant to a definitive purchase and sale agreement, including all schedules, exhibits, annexes and amendments thereto and all side letters and voting and other agreements affecting the terms thereof or entered into in connection therewith and (ii) an amount equal to the Dollar Equivalent of approximately €3,000,000 (the “Italian CapEx Investment”, and together with the Italian Acquisition Investment, the “Italian Investment”; and the Italian Investment, together with the Italian Acquisition and the Mexican Investment, collectively, the “Specified Transactions”) will be used subsequent to the Italian Acquisition to make capital improvements to the property of the Italian Newco; and

                WHEREAS, the Borrower has requested that the Lenders agree to reduce the rate of interest applicable to the Term

Loans;

                WHEREAS, in connection with such requested interest rate reduction and as further described herein, the Borrower desires to voluntarily prepay certain outstanding Term Loans under the Credit Agreement in a principal amount equal to the principal amount of the Term Loans held by the Term Loan Lenders that are not Consenting Lenders (as defined below) (the “Proposed Prepayment”), with the proceeds of new term loans having identical terms as, the same rights and obligations as, and in the same aggregate principal amounts as, the Term Loans being so refinanced under the Loan Documents, including as such terms are amended hereby;

                WHEREAS, the Borrower shall pay to each Term Loan Lender that does not execute and deliver a Lender Consent (as defined below) the principal amount of, and all accrued and unpaid interest on, its Term Loans plus any amounts owing pursuant to Section 2.13(g)(Breakage Costs) of the Credit Agreement, through the Term Loan Reduction Effective Date (as defined below) on the Term Loan Reduction Effective Date;

                WHEREAS, the Borrower has requested that the Administrative Agent and the Requisite Lenders consent to the Specified Transactions and further amend the Credit Agreement as set forth herein;

                WHEREAS, pursuant to Section 11.1(a)(Amendments, Waivers, Etc.) of the Credit Agreement, the consent of the Requisite Lenders is required to effect the consents and amendments set forth herein; provided that the amendments set forth in Section 2 (Amendments to the Credit Agreement) below require the consent of each Lender in respect of which the rate of interest on any Loan outstanding to such Lender is being decreased by the terms of this Amendment; and

                WHEREAS, the Lenders party to the Lenders’ Consent (constituting the Requisite Lenders and, with respect to amendments set forth in Section 2 (Amendments to the Credit Agreement), each Term Loan Lender) and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to consent to the Specified Transactions and further amend the Credit Agreement as set forth herein; and

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Consents, Etc.

                (a)       Consent to Specified Transactions. Effective as of the Effective Date (as defined below) and subject to the satisfaction of the conditions set forth in Section 4 (Conditions to General Effectiveness) hereof, the Lenders executing a Lender’s Consent, constituting the Requisite Lenders (such Lenders, the “Consenting Lenders”), and the Administrative Agent hereby (x) consent to the Specified Transactions; provided, that on any date when all or a portion of the Specified Transactions are consummated, (i) the Administrative Agent shall be satisfied that (a) the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided, however that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the consents set forth herein and (b) no Default or Event of Default shall have occurred and be continuing on such date, before and immediately after giving effect to such Specified Transaction, (ii) the Mexican Investment and the Italian Investment shall each be evidenced by a promissory note which shall be pledged by the Borrower to the Administrative Agent in accordance with the Pledge and Security Agreement, (iii) the Borrower shall be in compliance with Section 7.11 (Additional Collateral and Guaranties) of the Credit Agreement and (iv) solely with respect to the Italian Acquisition, the Borrower shall be in compliance, before and immediately after giving effect to the Italian Acquisition, with the financial covenants specified in Article V (Financial Covenants) of the Credit Agreement, determined after giving pro forma effect to the Italian Acquisition consummated during the applicable Fiscal Quarter, together with all transactions relating thereto (other than the Italian CapEx Investment and the related Capital Expenditures) consummated during such Fiscal Quarter (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such transactions had been consummated on the first day of the four Fiscal Quarter period ending on the last day of the then most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(b) or (c)(Financial Statements) of the Credit Agreement; and (y) consent and agree that (i) the limitations on Investments by the Borrower in Subsidiaries that are not Guarantors specified in clause (A) of the proviso to Section 8.3(e)(iv)(Investments) of the Credit Agreement shall not apply to the Mexican Investment or the Italian Investment and the Borrower shall be permitted to make such Mexican Investment and Italian Investment in addition to any other Investments made pursuant to such Section 8.3(e)(iv); and (ii) the limitations on the Dollar Equivalent of amounts payable in connection with Proposed Acquisitions involving assets or Persons located outside of the United States shall not apply to the Italian Acquisition and the Borrower and the Italian Buyer shall be permitted to make such Italian Acquisition in addition to any other Permitted Acquisitions made pursuant to Section 8.3(e)(ii) (Investments).

                 (b)       Other Consents. The Borrower consents and agrees that, and, effective as of the Term Loan Reduction Effective Date, and subject to the satisfaction of the conditions set forth in Section 5 (Conditions to Effectiveness of Certain Amendments to the Credit Agreement) hereof, the Consenting Lenders and the Administrative Agent hereby consent and agree that:

(i) the requirement to provide at least three Business Days’ prior notice to the Administrative Agent of a voluntary prepayment contained in Section 2.7(b)(Optional Prepayments) of the Credit Agreement is hereby waived in the case of the Proposed Prepayment;

(ii) the requirement that partial prepayments shall be in an aggregate amount not less than $5,000,000 contained in Section 2.7(b)(Optional Prepayments) of the Credit Agreement is hereby waived in the case of the Proposed Prepayment;

(iii) each Consenting Lender that is a Term Loan Lender waives its right to receive its share of the Proposed Prepayment on the Term Loan Reduction Effective Date and agrees that such share shall be distributed to those Term Loan Lenders that are not Consenting Lenders; and

(iv) certain Lenders to be determined and acceptable to the Administrative Agent shall make available to the Borrower additional term loans on identical terms as, and having the same rights and obligations under the Loan Documents as, and being secured by the same collateral as, the Term Loans under the Loan Documents as amended hereby (such loans, the “Additional Term Loans”) in an aggregate principal amount equal to the principal amount of the Term Loans being repaid in connection with the Proposed Prepayment, the proceeds of which Additional Term Loans shall be used solely to finance the Proposed Prepayment.

                Section 2. Amendments to the Credit Agreement. As of the Term Loan Reduction Effective Date (as defined below):

                (a)    Article I (Definitions, Interpretation and Accounting Terms) is hereby amended by inserting at the end thereof a new section to read in its entirety as follows:

Section 1.6 Additional Term Loans

Upon the Term Loan Reduction Effective Date, the Additional Term Loans shall have the same terms, rights and obligations, and be secured by the Collateral, under the Loan Documents (including as amended by the First Amendment) as the Term Loans made on the Closing Date.

                (b)    Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in such Section 1.1 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.1 (and, if applicable, the following definitions shall replace in their entirety existing definitions for the corresponding terms in such section):

“Additional Term Loans” means the additional Term Loans, in an aggregate principal amount equal to the aggregate principal amount of Term Loans held by the Term Loan Lenders that shall not have consented to the First Amendment, made available to the Borrower pursuant to the First Amendment with identical terms as, and the same rights and obligations as, the Term Loans made to the Borrower on the Closing Date under the Loan Documents (including as amended by the First Amendment).

“First Amendment” means that certain Amendment No. 1 to this Agreement, dated as of December 19, 2003, among the Borrower and the Administrative Agent, on behalf of the Lenders.

“Lender” means each financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender”, (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or (c) makes Additional Term Loans available to the Borrower pursuant to the terms of the First Amendment.

“Term Loan Borrowing” means Term Loans made on the Closing Date or on the Term Loan Reduction Effective Date, as the case may be, by the applicable Term Loan Lenders ratably according to their respective Term Loan Commitments.

“Term Loan Commitment” means, with respect to each Term Loan Lender, (i) the commitment of such Lender to make Term Loans to the Borrower on the Closing Date in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I (Commitments) under the caption “Term Loan Commitment” as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement and (ii) the commitment of such Lender to make Term Loans to the Borrower on the Term Loan Reduction Effective Date in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule IA (Additional Term Loan Commitments) under the caption “Term Loan Commitment” as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

“Term Loan Reduction Effective Date” has the meaning specified in the First Amendment.

                (c)    Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and inserting in lieu thereof the following:

                “Applicable Margin” means

(a) With respect to Term Loans and in each case, subject to the proviso at the end of this clause (a):

(i) from the period commencing on the Term Loan Reduction Effective Date and ending on the first Business Day after the Administrative Agent shall have received satisfactory evidence that the Facilities are rated equal to or better than (x) Ba3 by Moody’s and (y) BB- by S&P (such date, the “First Price Reduction Date”), with respect to Term Loans maintained as (I) Base Rate Loans, a rate equal to 1.50% per annum and (II) Eurodollar Rate Loans, a rate per annum equal to 2.50% per annum;

(ii) from the period commencing on the First Price Reduction Date and ending on the first Business Day after the Administrative Agent shall have received satisfactory evidence that the Facilities are rated equal to or better than (x) Ba2 by Moody’s and (y) BB by S&P, with respect to Term Loans maintained as (I) Base Rate Loans, a rate equal to 1.25% per annum and (II) Eurodollar Rate Loans, a rate per annum equal to 2.25% per annum; and

(iii) thereafter, as of any date of determination, a per annum rate equal at all times to the rate during each period set forth on the chart below (the “Ratings Grid”) to the rate set forth opposite such period:

PERIOD	BASE RATE LOANS	EURODOLLAR RATE LOANS

Any period during which the Facilities are rated equal to or better than (x) Ba2 by Moody's and (y) BB by S&P (a "Level I Period")	1.00%	2.00%

Any period which is not a Level I Period	1.25%	2.25%

provided, that notwithstanding anything to the contrary in the foregoing, if at any time, the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(b) or (c) (Financial Statements)) is greater than 3.5 to 1.0, the “Applicable Margin” applicable to the Term Loans shall be equal to 2.50%, in the case of Term Loans that are maintained as Eurodollar Loans, and 1.50%, in the case of Term Loans that are maintained as Base Rate Loans, which Applicable Margin shall be effective, in each case, until such time as the Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(b) or (c) (Financial Statements)) is less than or equal to 3.5 to 1.0, at which time, the Applicable Margin applicable to the Term Loans shall be determined in accordance with the Ratings Grid as provided in this definition.

                (b)        With respect to Revolving Loans:

(i) from the period commencing on the Closing Date and ending on the first Business Day after the receipt by the Administrative Agent of the Financial Statements required to be delivered pursuant to Section 6.1(c) (Financial Statements) for the Fiscal Year ending on or about December 31, 2003, with respect to Revolving Loans maintained as (x) Base Rate Loans, a rate equal to 2.00% per annum and (y) Eurodollar Rate Loans, a rate equal to 3.00% per annum; and

(ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(b) or (c) (Financial Statements)) set forth below:

LEVERAGE RATIO	BASE RATE LOANS	EURODOLLAR RATE LOANS

Greater than 4.00 to 1.00	2.00%	3.00%

Less than or equal to 4.00 to 1.00 and equal to or than 3.50 to 1.00	1.75%	2.75%

Less than 3.50 to 1.00 and equal to or greater than 3.00 to 1.00	1.50%	2.50%

Less than 3.00 to 1.00 and equal to or greater than 2.50 to 1.00	1.25%	2.25%

Less than 2.50 to 1.00	1.00%	2.00%

(c) With respect to all Loans, changes in the Applicable Margin resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Loans upon the immediately succeeding Business Day following delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(b) or (c) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(b) or (c) (Financial Statements), the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.

                (d)    Section 2.1(b)(The Commitments) is hereby amended and restated in its entirety to read as follows:

(b) Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make a loan (each a “Term Loan”) in Dollars to the Borrower on the Closing Date or the Term Loan Reduction Effective Date, as applicable, in an amount not to exceed the amount of such Lender’s Term Loan Commitment applicable on such date. Except as expressly contemplated by the First Amendment, amounts of Term Loans prepaid may not be reborrowed.

                (e)    Section 2.2(b)(Borrowing Procedures) is hereby amended by inserting at the end thereof the following:

The Term Loan Borrowing on the Term Loan Reduction Effective Date shall be a Borrowing of Base Rate Loans or Eurodollar Rate Loans, as may be elected by the Borrower, and shall be made upon receipt of a Notice of Borrowing given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) on the Term Loan Reduction Effective Date. The Notice of Borrowing shall specify (A) the Term Loan Reduction Effective Date, (B) the aggregate amount of such proposed Term Loan Borrowing and (C) that the entire principal amount of the proposed Term Loan Borrowing will be of Base Rate Loans or of Eurodollar Rate Loans, as the case may be.

                (f)    Section 2.7(b) (Optional Prepayments) is hereby amended and restated in its entirety to read as follows:

(b) Term Loans. The Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.13 (Breakage Costs); provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and that any such partial prepayment shall be applied to the remaining installments of such outstanding principal amount of the Term Loans in the inverse order of their maturities; and provided, further, that, any such prepayment (i) which results in a prepayment in full of the Term Loans of any Lender with the proceeds of (or in exchange for) either (x) new term loans (other than the Additional Term Loans) under this Agreement or (y) a new credit facility obtained by the Borrower or the other Loan Parties in the bank loan market and (ii) for which notice was given on or prior to December 19, 2004, shall be accompanied by a prepayment premium equal to 1.00% of the principal amount of such prepayment. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment. Any prepayment of the Term Loans upon the refinancing, in whole or in part, thereof shall be deemed to be an optional prepayment.

                (g)    Section 2.11(Fees) is hereby amended by inserting the following new paragraph (d) at the end of such section:

(d) Repricing Fee. In the event that the interest rate applicable to the Term Loans is reduced after the Term Loan Reduction Effective Date and on or prior to December 19, 2004 (other than such reductions as may occur from time to time as contemplated by the definition of Applicable Margin in Section 1.1 (Defined Terms) hereof), on the date such reduction becomes effective, the Borrower shall pay to each Term Loan Lender an amount equal to 1.00% of such Lender’s Ratable Portion of the aggregate principal amount of the Term Loans then outstanding.

                (h)    Section 11.1(a)(v) (Amendments, Waivers, Etc.) is hereby amended and restated in its entirety to read as follows:

(v) reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee or, with respect to any Term Loan, premium payable hereunder to such Lender; and

                (i)    Section 11.1(c) (Amendments, Waivers, Etc.) is hereby amended by inserting the following new proviso at the end of such section:

; provided, however, that, in the event any Proposed Change (i) reduces the amount of any interest, fees or premiums payable hereunder to any Term Lender and (ii) becomes effective after the Term Loan Reduction Effective Date and on or prior to December 19, 2004, the purchase price payable to a Non-Consenting Lender in connection with such Proposed Change shall be increased by 1.00% of the outstanding principal amount of the Term Loans held by such Non-Consenting Lender.

                (j)     The schedules to the Credit Agreement are hereby amended by adding to such schedules a new Schedule IA (Additional Commitments), with the contents thereof being as set forth in Schedule IA hereto.

                Section 3. Other Amendments to the Credit Agreement. As of the Effective Date:

                (a)    Clause (ii) of Section 8.1(h) (Indebtedness) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii) from (x) any Guarantor to the Borrower or any other Guarantor or (y) any Subsidiary of the Borrower that is not a Guarantor to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

                (b)    Clause (ii) of Section 8.3(e) (Investments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii) the Borrower, any Guarantor or any other Wholly-Owned Subsidiary of the Borrower in connection with a Permitted Acquisition,

                (c)    Section 8.7(Restrictions on Fundamental Changes; Permitted Acquisitions) is hereby amended by (i) deleting the phrase “Section 8.3(c)(Investments)” in the last line of clause (a) thereof and substituting in lieu thereof “Section8.3(e)(Investments)" and (ii) amended and restating clause(iii) of Section 8.7(b)(Restrictions on Fundamental Changes; Permitted Acquisitions) in its entirety to read as follows:

(iii) such Global Manufacturing Restructuring is completed on or before December 31, 2004.

                Section 4. Conditions to General Effectiveness. This Amendment shall become effective (other than with respect to the consents set forth in Section 1(b)(Consents, Etc.) and the amendments set forth in Section 2 (Amendments to the Credit Agreement)) as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

                (a)    Certain Documents. The Administrative Agent shall have received each of the following, dated as of the Effective Date (unless otherwise agreed to by the Administrative Agent), in form and substance satisfactory to Administrative Agent:

(i) this Amendment duly executed by the Borrower and the Administrative Agent;

(ii) the Consent and Agreement in the form attached hereto as Exhibit A, executed by each of the Guarantors;

(iii) the Acknowledgment and Consents, in the form set forth hereto as Exhibit B (each, a “Lender Consent”), executed by the Lenders constituting the Requisite Lenders; and

(iv) such additional documentation as the Lenders party to the Lender Consents may reasonably require.

                (b)    Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Administrative Agent and the Requisite Lenders;

                (c)    Representations and Warranties; No Defaults. The Administrative Agent and the Lenders shall have received a certificate of a Responsible Officer of each Borrower certifying that both before and after giving effect to this Amendment:

(i) the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date; provided, however that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the consents set forth herein; and

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

                (d)    Fees and Expenses. All fees and expenses of the Administrative Agent and the Lenders due and payable by the Borrower pursuant to the Loan Documents as of the date hereof, including, without limitation, all costs, fees and expenses of the Administrative Agent and Lenders in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

                Section 5. Conditions to Effectiveness of Certain Amendments to the Credit Agreement. The consents set forth in Section 1(b)(Consents, Etc.) and the amendments set forth in Section 2 (Amendments to the Credit Agreement) shall become effective as of the date (the “Term Loan Reduction Effective Date”) on which each of the following conditions precedent shall have been satisfied:

                (a)    Effective Date. The Effective Date shall have occurred.

                (b)    Certain Documents. The Administrative Agent shall have received an executed Lender Consent from each Term Loan Lender (other than the Term Loan Lenders that are not Consenting Lenders).

                (c)    Notice of Prepayment. The Borrower shall have delivered to the Administrative Agent an irrevocable notice of prepayment of the Term Loans stating the date of the Proposed Prepayment and the aggregate principal amount of the Proposed Prepayment.

                (d)       Interest; Breakage Costs. The Borrower shall have paid all accrued and unpaid interest on the Term Loans owing to the Term Loan Lenders that are not Consenting Lenders; provided, however, it is understood that the existing Interest Periods of the Term Loans prior to the Term Loan Reduction Effective Date shall continue on and after the Term Loan Reduction Effective Date and shall accrue interest at the Applicable Margin in effect on the Term Loan Reduction Effective Date. The Borrower shall have paid to the Term Loan Lenders that are not Consenting Lenders any amounts owing pursuant to Section 2.13(g)(Breakage Costs) of the Credit Agreement.

                (e)       Representations and Warranties; No Defaults. The Administrative Agent and the Lenders shall have received a certificate of a Responsible Officer of each Borrower certifying that both before and after giving effect to the amendments set forth in Section 2 (Amendments to the Credit Agreement):

(i) the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Term Loan Reduction Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date; provided, however that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the consents set forth herein; and

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Term Loan Reduction Effective Date.

                Section 6. Representations and Warranties. Each Loan Party hereby jointly and severally represents and warrants to the Administrative Agent and each Lender, with respect to all Loan Parties, as follows:

                (a)     After giving effect to this Amendment (including, without limitation, the consents set forth in Section 1 (Consent) hereof), each of the representations and warranties in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by the Credit Agreement.

                (b)     The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent constituent documents) of such Loan Party.

                (c)     This Amendment has been duly executed and delivered by each Loan Party, and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms.

                (d)     After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

                Section 7. Reference to and Effect on the Loan Documents.

                (a)     As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment and after giving effect to the consents set forth in Section 1 (Consent).

                (b)     Except with respect to the consents set forth in Section 1 (Consent) and to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                (c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of the Administrative Agent, any Lender or any Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document. (d) The Borrower hereby confirms that the security interests and liens granted pursuant to the Loan Documents continue to secure the Obligations and that such security interests and liens remain in full force and effect.

                Section 8. Costs and Expenses. As provided in Section 11.3 (Costs and Expenses) of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel for advice, assistance, or other representation in connection with this Amendment.

                Section 9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                Section 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                Section 11. Severability. The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person

                Section 12. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

                Section 13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

ALARIS MEDICAL SYSTEMS, INC., as Borrower By: /s/ Robert Mathews —————————————— Name: Robert Mathews Title: VP - Finance

CITICORP NORTH AMERICA, INC., as Administrative Agent By: /s/ Myles Kassin —————————————— Name: Myles Kassin Title: Vice President

EXHIBIT A

CONSENT, AGREEMENT AND AFFIRMATION OF GUARANTY.

Each of the undersigned Guarantors hereby consents to the terms of the foregoing Amendment and agrees that the terms of the Amendment shall not affect in any way its obligations and liabilities under any Loan Document (as amended or otherwise expressly modified by the Amendment), all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed (as amended or otherwise expressly modified by the Amendment). The Guarantors hereby confirm that the security interests and liens granted pursuant to the Loan Documents continue to secure the Obligations and that such security interests and liens remain in full force and effect.

ALARIS RELEASE CORPORATION, By:/s/ David L. Schlotterbeck —————————————— Name: David L. Schlotterbeck Title: President

ALARIS CONSENT CORPORATION, By: /s/ David L. Schlotterbeck —————————————— Name: David L. Schlotterbeck Title: President

RIVER MEDICAL, INC., By: /s/ David L. Schlotterbeck —————————————— Name: David L. Schlotterbeck Title: President

IVAC OVERSEAS HOLDINGS, INC., By: /s/ David L. Schlotterbeck —————————————— Name: David L. Schlotterbeck Title: President

EXHIBIT B

ACKNOWLEDGEMENT AND CONSENT

To:	Citicorp North America, Inc. 390 Greenwich Street, 1st Floor New York, New York 10013 Attention: Allen Fisher

                RE: ALARIS MEDICAL SYSTEMS, INC.

                Reference is made to the CREDIT AGREEMENT, dated as of June 30, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Issuers (each as defined therein) party thereto from time to time, CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), UBS SECURITIES LLC, as syndication agent for the Lenders and the Issuers, and BEAR STEARNS CORPORATE LENDING INC. and CIBC WORLD MARKETS CORP., as co-documentation agents for the Lenders and Issuers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

                The Borrower has requested that the Lenders consent to an Amendment to the Credit Agreement on the terms described in Amendment No. 1 to the Credit Agreement (the “Amendment”), the form of which is attached hereto.

                Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf.

Very truly yours, CITICORP NORTH AMERICA, INC. By: /s/ Myles Kassin —————————————— Name: Myles Kassin Title: Vice President

Dated as of December 19, 2003

SCHEDULE IA

Additional Term Loan Commitments

Lender	Term Loan Commitment

Citicorp North America, Inc.	$2,380,255.10

Total	$2,380,255.10